EXHIBIT 23.0

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statements (File Nos. 33-66280, 33-96014, 333-09955, 333-29665, 333-56131 and 333-81289).

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
   March 27, 2000.